Exhibit 99.1

Part I. Item 1. Business

Note: The information contained in this Item has been updated for the changes to our reportable segments discussed in the Notes to the Financial Statements. This Item has not been updated for any other changes since the filing of the 2014 Annual Report on Form 10-K (“2014 Form 10-K”). For developments subsequent to the filing of the 2014 Form 10-K, refer to our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.

Financial Information about Segments and Geographic Areas

We generate our revenue through a diverse customer base, and there is no reliance on a single customer or small group of customers; no customer represented 10% or more of our total revenue in the periods presented in the consolidated financial statements (see Exhibit 99.3 of this Form 8-K).

As part of our continuous review of the business, we evaluated our current assets and operations, and realigned our reportable segments, effective January 1, 2015. Accordingly, the Company began considering its business in the following four reportable segments: Core Online Travel Agencies (“Core OTA”), trivago, Egencia and eLong. The segment and geographic information required herein is contained in Note 19 — Segment Information, in the notes to our consolidated financial statements (see Exhibit 99.3 of this Form 8-K).